Exhibit 99.1

VeriFone Reports Results for the Second Quarter of Fiscal 2013

SAN JOSE, Calif. - June 5, 2013 - VeriFone Systems, Inc. (NYSE: PAY)

Second Quarter Financial Highlights

•	Non-GAAP net revenues of $430 million

•	GAAP net revenues of $426 million

•	Non-GAAP net income per diluted share of $0.42

•	GAAP net loss per share of $0.54, including $0.44 per share for certain legal charges

•	Operating cash flow of $79 million

VeriFone Systems, Inc. (NYSE: PAY), the global leader in secure electronic payment solutions, today announced financial results for the three months ended April 30, 2013 (“Q2 FY13”). Non-GAAP net revenues for Q2 FY13 were $430 million, compared to $479 million a year ago, a 10% decrease. GAAP net revenues were $426 million, compared to $472 million a year ago, a 10% decrease. Non-GAAP net income per diluted share was $0.42, compared to $0.64 a year ago, a 34% decrease. GAAP net loss per diluted share was $0.54, compared to net profit of $0.03 a year ago. The table below provides additional summary non-GAAP and GAAP financial information and comparisons.

(IN MILLIONS, EXCEPT PER SHARE AND PERCENTAGES, UNAUDITED)
	Three Months Ended April 30,			Six Months Ended April 30,
	2013	2012	% Change (2)	2013	2012	% Change (2)
Non-GAAP (1):
Net revenues (Note A, D, F)	$430	$479	(10.4)%	859	905	(5.0)%
Gross margin as a % of net revenues	42.2%	44.6%	(2.4) pts	42.9%	43.8%	(0.9) pts
Net income per diluted share	$0.42	$0.64	(34.4)%	$0.93	$1.23	(24.4)%

GAAP:
Net revenues	$426	$472	(9.7)%	855	892	(4.1)%
Gross margin as a % of net revenues	36.2%	40.7%	(4.5) pts	38.2%	39.1%	(0.9) pts
Net income (loss) per diluted share	$(0.54)	$0.03	nm	$(0.43)	$—	nm

(1) Reconciliations for the non-GAAP measures are provided at the end of this press release.
(2) "nm" means not meaningful or relevant

Commenting on the results, Richard McGinn, Interim Chief Executive Officer, said, “We are keenly aware of the significant short-term challenges impacting our fiscal year 2013 financial results. To regain our momentum, we are addressing the critical issues head-on. We have empowered a new senior leadership team. We are substantially increasing our R&D investment to best serve our customers and regain competitiveness in markets where we have product gaps. And, we have increased our focus on cash management, as evidenced by our generation of $79 million of operating cash flow in the second quarter.

“While we are pleased with many aspects of our business, the next twelve months will be devoted to investing heavily in our customers, our products, and our people, to reverse the current trend and reposition ourselves to resume growth. We believe there is significant upside potential for both the payment technology business and our company,” concluded McGinn.

Additional Financial and Business Highlights

•	Displaced incumbent competitors at twelve U.S. multi-lane retailers while not losing any large U.S merchant customers.

•	Won a two-year tender with Sberbank, the largest bank in Russia, to deliver 450K VX systems.

•	Secured significant orders with major customers in Spain and Italy.

•	Announced a new GlobalBay SMB mobile point of sale application for our channel partners.

•	Achieved service revenue record of 35% of total non-GAAP net revenues in Q2.

•	Completed the acquisition of EFTPOS New Zealand for approximately $57 million.

Guidance
Guidance for the third fiscal quarter of 2013 is as follows:

•	Non-GAAP net revenues of approximately $400 million

•	Non-GAAP net income per diluted share of approximately $0.20
The company expects modest sequential increases in non-GAAP net revenues and non-GAAP net income per diluted share in Q4.

Conference Call
VeriFone will hold its earnings conference call today at 1:30 pm (PT). To listen to the call and view the slides, visit VeriFone's website http://ir.verifone.com. To listen to the call over the phone, dial (877) 280-4958 within the U.S., or (857) 244-7315 outside the U.S., and use conference passcode 5960 5148. The recorded audio webcast will be available on VeriFone's website until June 12, 2013.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS
This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations or beliefs and on currently available competitive, financial and economic data and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the forward-looking statements herein due to changes in economic, business, competitive, technological and/or regulatory factors, and other risks and uncertainties affecting the operation of the business of VeriFone Systems, Inc. These risks and uncertainties include, but are not limited to: our assumptions, judgments and estimates regarding the impact on our business of the continued uncertainty in the global economic environment and financial markets, our ability to identify and complete acquisitions and strategic investments and successfully integrate them into our business, whether the expected benefits of our business initiatives are achieved, our ability to protect against fraud, the status of our relationship with and condition of third parties such as our contract manufacturers, distributors and key suppliers upon whom we rely in the conduct of our business, our dependence on a limited number of customers, risks and uncertainties related to the conduct of our business and operations internationally, our ability to effectively hedge our exposure to foreign currency exchange rate fluctuations, our dependence on a limited number of key employees, short product cycles, rapidly changing technologies and maintaining competitive leadership position with respect to our payment solution offerings. The forward-looking statements in this press release do not include the potential impact of any acquisitions or divestitures that may be announced and/or completed after the date hereof. For a further list and description of the risks and uncertainties affecting the operations of our business, see our filings with the Securities and Exchange Commission, including our annual report on Form 10-K and our quarterly reports on Form 10-Q. VeriFone is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.

About VeriFone Systems, Inc. (www.verifone.com)

VeriFone Systems, Inc. (“VeriFone”) (NYSE: PAY) is the global leader in secure electronic payment solutions. VeriFone provides expertise, solutions and services that add value to the point of sale with merchant-operated, consumer-facing and self-service payment systems for the financial, retail, hospitality, petroleum, government and healthcare vertical markets. VeriFone solutions are designed to meet the needs of merchants, processors and acquirers in developed and emerging economies worldwide.

Additional Resources:
http://ir.verifone.com

VERIFONE SYSTEMS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT PER SHARE DATA AND PERCENTAGES)
(UNAUDITED)

	Three Months Ended April 30,			Six Months Ended April 30,
	2013	2012	% Change (1)	2013	2012	% Change (1)
Net revenues:
System solutions	$276,560	$340,443	(18.8)%	$558,268	$653,084	(14.5)%
Services	149,727	131,575	13.8%	296,766	238,458	24.5%
Total net revenues	426,287	472,018	(9.7)%	855,034	891,542	(4.1)%

Cost of net revenues:
System solutions	180,872	202,273	(10.6)%	355,115	401,025	(11.4)%
Services	91,109	77,586	17.4%	173,651	141,720	22.5%
Total cost of net revenues	271,981	279,859	(2.8)%	528,766	542,745	(2.6)%

Total gross margin	154,306	192,159	(19.7)%	326,268	348,797	(6.5)%

Operating expenses:
Research and development	41,581	37,849	9.9%	81,383	72,928	11.6%
Sales and marketing	46,496	46,141	0.8%	92,244	86,127	7.1%
General and administrative	43,676	48,696	(10.3)%	83,657	94,734	(11.7)%
Litigation loss contingency expense	69,000	17,632	nm	69,000	17,632	nm
Amortization of purchased intangible assets	23,122	23,757	(2.7)%	47,818	37,372	28.0%
Total operating expenses	223,875	174,075	28.6%	374,102	308,793	21.1%
Operating income (loss)	(69,569)	18,084	nm	(47,834)	40,004	nm
Interest expense	(11,979)	(18,636)	(35.7)%	(24,569)	(33,270)	(26.2)%
Interest income	730	1,143	(36.1)%	1,818	2,150	(15.4)%
Other income (expense), net	2,306	(1,780)	nm	6,246	(22,629)	nm
Loss before income taxes	(78,512)	(1,189)	nm	(64,339)	(13,745)	nm
Income tax benefit	(21,483)	(4,598)	nm	(19,020)	(14,380)	nm
Consolidated net income (loss)	(57,029)	3,409	nm	(45,319)	635	nm
Net (income) loss attributable to noncontrolling interests	(1,347)	68	nm	(1,219)	(282)	nm
Net income (loss) attributable to VeriFone Systems, Inc. stockholders	$(58,376)	$3,477	nm	$(46,538)	$353	nm

Net income (loss) per share attributable to VeriFone Systems, Inc. stockholders:
Basic	$(0.54)	$0.03		$(0.43)	$—
Diluted	$(0.54)	$0.03		$(0.43)	$—

Weighted average number of shares used in computing net income (loss) per share:
Basic	108,314	106,898		108,122	106,359
Diluted	108,314	111,148		108,122	110,349

(1) "nm" means not meaningful or relevant

VERIFONE SYSTEMS, INC. AND SUBSIDIARIES
NET REVENUE INFORMATION
(IN THOUSANDS, EXCEPT PERCENTAGES, UNAUDITED)

		Three Months Ended					Six Months Ended
	Note	April 30, 2013	January 31, 2013 (1)	April 30, 2012	% Change (1) SEQ	% Change (1) YoY	April 30, 2013	April 30, 2012	% Change (1)
GAAP net revenues:
International
EMEA		$171,868	$171,626	$198,941	0.1%	(13.6)%	$343,494	$353,848	(2.9)%
LAC		82,814	73,026	96,205	13.4%	(13.9)%	155,840	196,494	(20.7)%
ASPAC		49,559	50,880	47,965	(2.6)%	3.3%	100,439	92,663	8.4%
Total International		304,241	295,532	343,111	2.9%	(11.3)%	599,773	643,005	(6.7)%
North America		122,046	133,215	128,907	(8.4)%	(5.3)%	255,261	248,537	2.7%
Total		$426,287	$428,747	$472,018	(0.6)%	(9.7)%	$855,034	$891,542	(4.1)%

Non-GAAP net revenues: (2) (Notes A, D, F)
International
EMEA	A	$172,719	$172,884	$205,073	(0.1)%	(15.8)%	$345,603	$364,076	(5.1)%
LAC	A, F	85,314	73,026	96,205	16.8%	(11.3)%	158,340	196,494	(19.4)%
ASPAC	A	49,654	51,017	48,881	(2.7)%	1.6%	100,671	94,824	6.2%
Total International		307,687	296,927	350,159	3.6%	(12.1)%	604,614	655,394	(7.7)%
North America	A, D	122,061	132,727	129,205	(8.0)%	(5.5)%	254,788	249,170	2.3%
Total		$429,748	$429,654	$479,364	—%	(10.4)%	$859,402	$904,564	(5.0)%

GAAP net revenues		$426,287	$428,747	$472,018	(0.6)%	(9.7)%	$855,034	$891,542	(4.1)%
Plus: Non-GAAP net revenues adjustments	A, D, F	3,461	907	7,346	nm	nm	4,368	13,022	nm
Non-GAAP net revenues (Notes A, D, F)		429,748	429,654	479,364	—%	(10.4)%	859,402	904,564	(5.0)%
Less: net revenues from businesses acquired in the past 12 months
Point	B	—	nm	—	nm	nm	(38,279)	(4,128)	nm
Other	B	(749)	nm	(348)	nm	nm	(1,089)	(348)	nm
Total		(749)	nm	(348)	nm	nm	(39,368)	(4,476)	nm
Organic non-GAAP net revenues (Note B)		$428,999	nm	$479,016	nm	(10.4)%	$820,034	$900,088	(8.9)%
(1) "nm" means not meaningful or relevant
(2) Reconciliations for the non-GAAP measures are provided at the end of this press release.

	For three months ended April 30, 2013 compared with three months ended April 30, 2012					For six months ended April 30, 2013 compared with six months ended April 30, 2012
	Net revenues growth	Impact due to acquired businesses (A) (B)	Organic non-GAAP net revenues growth	Impact due to foreign currency (C)	Organic non-GAAP net revenues at constant currency growth	Net revenues growth	Impact due to acquired businesses (A) (B)	Organic non-GAAP net revenues growth	Impact due to foreign currency (C)	Organic non-GAAP net revenues at constant currency growth
International
EMEA	(13.6)%	2.2pts	(15.8)%	(1.2)pts	(14.6)%	(2.9)%	11.7pts	(14.6)%	(0.9)pts	(13.7)%
LAC	(13.9)%	(2.6)pts	(11.3)%	(3.5)pts	(7.8)%	(20.7)%	(1.3)pts	(19.4)%	(4.7)pts	(14.7)%
ASPAC	3.3%	2.0pts	1.3%	(0.9)pts	2.2%	8.4%	2.4pts	6.0%	(0.2)pts	6.2%
Total International	(11.3)%	0.9pts	(12.2)%	(1.8)pts	(10.4)%	(6.7)%	6.4pts	(13.1)%	(2.0)pts	(11.1)%
North America	(5.3)%	0.4pts	(5.7)%	(0.1)pts	(5.6)%	2.7%	0.7pts	2.0%	0.0pts	2.0%
Total	(9.7)%	0.7pts	(10.4)%	(1.3)pts	(9.1)%	(4.1)%	4.8pts	(8.9)%	(1.4)pts	(7.5)%

VERIFONE SYSTEMS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)

	April 30, 2013	October 31, 2012
	(UNAUDITED)
ASSETS
Current assets:
Cash and cash equivalents	$505,953	$454,072
Accounts receivable, net of allowances of $10,934 and $8,491	315,908	366,887
Inventories	181,348	178,274
Prepaid expenses and other current assets	139,514	136,210
Total current assets	1,142,723	1,135,443
Fixed assets, net	147,173	146,803
Purchased intangible assets, net	672,244	734,808
Goodwill	1,186,163	1,179,381
Deferred tax assets	240,135	215,139
Other long-term assets	78,978	79,033
Total assets	$3,467,416	$3,490,607

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$151,469	$193,062
Accruals and other current liabilities	288,613	230,867
Deferred revenue, net	97,965	91,545
Short-term debt	67,054	54,916
Total current liabilities	605,101	570,390
Long-term deferred revenue, net	41,783	37,062
Long-term debt	1,212,213	1,252,701
Long-term deferred tax liabilities	198,597	214,537
Other long-term liabilities	81,039	70,440
Total liabilities	2,138,733	2,145,130

Redeemable noncontrolling interest in subsidiary	758	861

Stockholders’ equity:
Common stock	1,086	1,081
Additional paid-in capital	1,569,102	1,543,127
Accumulated deficit	(250,561)	(204,023)
Accumulated other comprehensive loss	(28,157)	(32,390)
Total stockholders’ equity	1,291,470	1,307,795
Noncontrolling interest in subsidiaries	36,455	36,821
Total liabilities and equity	$3,467,416	$3,490,607

VERIFONE SYSTEMS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN THOUSANDS)
(UNAUDITED)
	Six Months Ended April 30,
	2013	2012
Cash flows from operating activities
Consolidated net income (loss)	$(45,319)	$635
Adjustments to reconcile consolidated net income (loss) to net cash provided by operating activities:
Depreciation and amortization, net	101,224	83,525
Stock-based compensation expense	22,388	21,727
Non-cash interest expense	—	8,537
Deferred income taxes	(42,216)	(13,321)
Gain on divestiture of assets	(4,080)	—
Asset impairment	6,763	—
Other	(1,683)	3,158
Net cash provided by operating activities before changes in operating assets and liabilities	37,077	104,261
Changes in operating assets and liabilities, net of effects of business acquisitions:
Accounts receivable, net	50,140	(18,128)
Inventories, net	(1,646)	8,212
Prepaid expenses and other assets	(3,294)	(18,632)
Accounts payable	(41,537)	(25,098)
Deferred revenue, net	12,043	27,343
Other current and long term liabilities	79,798	(15,037)
Net change in operating assets and liabilities	95,504	(41,340)
Net cash provided by operating activities	132,581	62,921

Cash flows from investing activities
Capital expenditures	(42,213)	(26,986)
Acquisition of businesses, net of cash and cash equivalents acquired	(11,953)	(1,069,762)
Proceeds from divestiture of assets	6,000	—
Other investing activities, net	1,989	(127)
Net cash used in investing activities	(46,177)	(1,096,875)

Cash flows from financing activities
Proceeds from debt, net of issuance costs	30,053	1,412,028
Repayments of debt	(58,402)	(339,873)
Repayments of senior convertible notes, including interest	—	(279,159)
Proceeds from issuance of common stock through employee equity incentive plans	5,075	27,423
Payments of acquisition-related contingent consideration	(9,280)	(14,209)
Distribution to noncontrolling interest stockholders	(1,689)	(1,543)
Net cash provided by (used in) financing activities	(34,243)	804,667

Effect of foreign currency exchange rate changes on cash and cash equivalents	(280)	(4,238)

Net increase (decrease) in cash and cash equivalents	51,881	(233,525)
Cash and cash equivalents, beginning of period	454,072	594,562
Cash and cash equivalents, end of period	$505,953	$361,037

VERIFONE SYSTEMS, INC. AND SUBSIDIARIES
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
(UNAUDITED, IN THOUSANDS, EXCEPT PER SHARE DATA AND PERCENTAGES)
	Three Months Ended April 30, 2013
	GAAP	% of net revenues	Amortization of step-down in deferred revenue at acquisition	Acquisition, divestiture & restructure related	Stock based compensation	Other charges and income	Income tax effect	Non-GAAP	% of Non-GAAP net revenues
NOTE:		(1) (2)	(A)	(D)	(E)	(F)	(G)		(1) (2)
Net revenues:
System solutions	$276,560	64.9%	$70	$—	$—	$2,500	$—	$279,130	65.0%
Services	149,727	35.1%	891	—	—	—	—	150,618	35.0%
	426,287	100.0%	961	—	—	2,500	—	429,748	100.0%
Cost of net revenues:
System solutions	180,872	65.4%	—	(14,122)	(289)	(1,175)	—	165,286	59.2%
Services	91,109	60.9%	—	(1,075)	(128)	(6,899)	—	83,007	55.1%
	271,981	63.8%	—	(15,197)	(417)	(8,074)	—	248,293	57.8%
Gross margin:
System solutions	95,688	34.6%	70	14,122	289	3,675	—	113,844	40.8%
Services	58,618	39.1%	891	1,075	128	6,899	—	67,611	44.9%
	154,306	36.2%	961	15,197	417	10,574	—	181,455	42.2%
Operating expenses:
Research and development	41,581	9.8%	—	(377)	(1,390)	(47)	—	39,767	9.3%
Sales and marketing	46,496	10.9%	—	(185)	(3,769)	(387)	—	42,155	9.8%
General and administrative	43,676	10.2%	—	(1,983)	(4,454)	(4,143)	—	33,096	7.7%
Litigation loss contingency expense	69,000	16.2%	—	—	—	(69,000)	—	—	—
Amortization of purchased intangible assets	23,122	5.4%	—	(23,122)	—	—	—	—	—
Total operating expenses	223,875	52.5%	—	(25,667)	(9,613)	(73,577)	—	115,018	26.8%
Operating income (loss)	(69,569)	(16.3)%	961	40,864	10,030	84,151	—	66,437	15.5%
Interest expense	(11,979)	nm	—	318	—	—	—	(11,661)	nm
Interest income	730	nm	—	52	—	—	—	782	nm
Other income (expense), net	2,306	nm	—	(709)	—	(2,175)	—	(578)	nm
Income (loss) before income taxes	(78,512)	(18.4)%	961	40,525	10,030	81,976	—	54,980	12.8%
Provision for (benefit from) income taxes	(21,483)	nm	—	—	—	—	29,095	7,612	nm
Consolidated net income (loss)	(57,029)	(13.4)%	961	40,525	10,030	81,976	(29,095)	47,368	11.0%
Net income attributable to noncontrolling interests	(1,347)	nm	—	739	—	—	—	(608)	nm
Net income (loss) attributable to VeriFone Systems, Inc. stockholders	$(58,376)	(13.7)%	$961	$41,264	$10,030	$81,976	$(29,095)	$46,760	10.9%

Net income (loss) per share attributable to VeriFone Systems, Inc. stockholders:
Basic	$(0.54)							$0.43
Diluted	$(0.54)							$0.42

Weighted average number of shares used in computing net income (loss) per share:						Non-GAAP adjustment for dilutive shares (H)
Basic	108,314							108,314
Diluted	108,314					2,218		110,532
(1) "nm" means not meaningful or relevant.
(2) System solutions and Services cost of net revenues and gross margin as a percentage of net revenues are computed as a percentage of the corresponding System solutions and Services net revenues.

VERIFONE SYSTEMS, INC. AND SUBSIDIARIES
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
(UNAUDITED, IN THOUSANDS, EXCEPT PER SHARE DATA AND PERCENTAGES)

	Three Months Ended January 31, 2013
	GAAP	% of net revenues	Amortization of step-down in deferred revenue at acquisition	Acquisition, divestiture & restructure related	Stock based compensation	Other charges and income	Income tax effect	Non-GAAP	% of Non-GAAP net revenues
NOTE:		(1) (2)	(A)	(D)	(E)	(F)	(G)		(1) (2)
Net revenues:
System solutions	$281,708	65.7%	$123	$—	$—	$—	$—	$281,831	65.6%
Services	147,039	34.3%	1,312	(528)	—	—	—	147,823	34.4%
	428,747	100.0%	1,435	(528)	—	—	—	429,654	100.0%
Cost of net revenues:
System solutions	174,243	61.9%	—	(11,617)	(426)	—	—	162,200	57.6%
Services	82,542	56.1%	—	(2,028)	(120)	(73)	—	80,321	54.3%
	256,785	59.9%	—	(13,645)	(546)	(73)	—	242,521	56.4%
Gross margin:
System solutions	107,465	38.1%	123	11,617	426	—	—	119,631	42.4%
Services	64,497	43.9%	1,312	1,500	120	73	—	67,502	45.7%
	171,962	40.1%	1,435	13,117	546	73	—	187,133	43.6%
Operating expenses:
Research and development	39,802	9.3%	—	(1,663)	(1,617)	30	—	36,552	8.5%
Sales and marketing	45,748	10.7%	—	(336)	(4,093)	(223)	—	41,096	9.6%
General and administrative	39,981	9.3%	—	(2,783)	(6,102)	(109)	—	30,987	7.2%
Amortization of purchased intangible assets	24,696	5.8%	—	(24,696)	—	—	—	—	—
Total operating expenses	150,227	35.0%	—	(29,478)	(11,812)	(302)	—	108,635	25.3%
Operating income (loss)	21,735	5.1%	1,435	42,595	12,358	375	—	78,498	18.3%
Interest expense	(12,590)	nm	—	167	—	—	—	(12,423)	nm
Interest income	1,088	nm	—	81	—	—	—	1,169	nm
Other income (expense), net	3,940	nm	—	(5,053)	—	(261)	—	(1,374)	nm
Income before income taxes	14,173	3.3%	1,435	37,790	12,358	114	—	65,870	15.3%
Income tax provision	2,463	nm	—	—	—	—	6,696	9,159	nm
Consolidated net income	11,710	2.7%	1,435	37,790	12,358	114	(6,696)	56,711	13.2%
Net income (loss) attributable to noncontrolling interests	128	nm	—	(574)	—	—	—	(446)	nm
Net income attributable to VeriFone Systems, Inc. stockholders	$11,838	2.8%	$1,435	$37,216	$12,358	$114	$(6,696)	$56,265	13.1%

Net income per share attributable to VeriFone Systems, Inc. stockholders:
Basic	$0.11							$0.52
Diluted	$0.11							$0.51

Weighted average number of shares used in computing net income per share:
Basic	107,934							107,934
Diluted	110,558							110,558
(1) "nm" means not meaningful or relevant.
(2) System solutions and Services cost of net revenues and gross margin as a percentage of net revenues are computed as a percentage of the corresponding System solutions and Services net revenues.

VERIFONE SYSTEMS, INC. AND SUBSIDIARIES
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
(UNAUDITED, IN THOUSANDS, EXCEPT PER SHARE DATA AND PERCENTAGES)
	Three Months Ended April 30, 2012
	GAAP	% of net revenues	Amortization of step-down in deferred revenue at acquisition	Acquisition, divestiture & restructure related	Stock based compensation	Other charges and income	Income tax effect	Non-GAAP	% of Non-GAAP net revenues
NOTE:		(1) (2)	(A)	(D)	(E)	(F)	(G)		(1) (2)
Net revenues:
System solutions	$340,443	72.1%	$3,310	$—	$—	$—	$—	$343,753	71.7%
Services	131,575	27.9%	4,036	—	—	—	—	135,611	28.3%
	472,018	100.0%	7,346	—	—	—	—	479,364	100.0%
Cost of net revenues:
System solutions	202,273	59.4%	—	(11,413)	(418)	—	—	190,442	55.4%
Services	77,586	59.0%	—	(2,638)	(45)	—	—	74,903	55.2%
	279,859	59.3%	—	(14,051)	(463)	—	—	265,345	55.4%
Gross margin:
System solutions	138,170	40.6%	3,310	11,413	418	—	—	153,311	44.6%
Services	53,989	41.0%	4,036	2,638	45	—	—	60,708	44.8%
	192,159	40.7%	7,346	14,051	463	—	—	214,019	44.6%
Operating expenses:
Research and development	37,849	8.0%	—	(1,043)	(1,201)	—	—	35,605	7.4%
Sales and marketing	46,141	9.8%	—	(278)	(4,405)	—	—	41,458	8.6%
General and administrative	48,696	10.3%	—	(8,937)	(4,954)	—	—	34,805	7.3%
Patent litigation loss contingency expense	17,632	3.7%	—	—	—	(17,632)	—	—	—
Amortization of purchased intangible assets	23,757	5.0%	—	(23,757)	—	—	—	—	—
Total operating expenses	174,075	36.9%	—	(34,015)	(10,560)	(17,632)	—	111,868	23.3%
Operating income (loss)	18,084	3.8%	7,346	48,066	11,023	17,632	—	102,151	21.3%
Interest expense	(18,636)	nm	—	470	—	4,094	—	(14,072)	nm
Interest income	1,143	nm	—	180	—	—	—	1,323	nm
Other expense, net	(1,780)	nm	—	107	—	98	—	(1,575)	nm
Income (loss) before income taxes	(1,189)	(0.3)%	7,346	48,823	11,023	21,824	—	87,827	18.3%
Provision for (benefit from) income taxes	(4,598)	nm	—	—	—	—	20,281	15,683	nm
Consolidated net income	3,409	0.7%	7,346	48,823	11,023	21,824	(20,281)	72,144	15.0%
Net income (loss) attributable to noncontrolling interests	68	nm	—	(774)	—	—	—	(706)	nm
Net income attributable to VeriFone Systems, Inc. stockholders	$3,477	0.7%	$7,346	$48,049	$11,023	$21,824	$(20,281)	$71,438	14.9%

Net income per share attributable to VeriFone Systems, Inc. stockholders:
Basic	$0.03							$0.67
Diluted	$0.03							$0.64
Weighted average number of shares used in computing net income per share:						Non-GAAP adjustment for dilutive shares (H)
Basic	106,898							106,898
Diluted	111,148					(371)		110,777
(1) "nm" means not meaningful or relevant.
(2) System solutions and Services cost of net revenues and gross margin as a percentage of net revenues are computed as a percentage of the corresponding System solutions and Services net revenues.

VERIFONE SYSTEMS, INC. AND SUBSIDIARIES
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
(UNAUDITED, IN THOUSANDS, EXCEPT PER SHARE DATA AND PERCENTAGES)
	Six Months Ended April 30, 2013
	GAAP	% of net revenues	Amortization of step-down in deferred revenue at acquisition	Acquisition, divestiture & restructure related	Stock based compensation	Other charges and income	Income tax effect	Non-GAAP	% of Non-GAAP net revenues
NOTE:		(1) (2)	(A)	(D)	(E)	(F)	(G)		(1) (2)
Net revenues:
System solutions	$558,268	65.3%	$193	$—	$—	$2,500	$—	$560,961	65.3%
Services	296,766	34.7%	2,203	(528)	—	—	—	298,441	34.7%
	855,034	100.0%	2,396	(528)	—	2,500	—	859,402	100.0%
Cost of net revenues:
System solutions	355,115	63.6%	—	(25,739)	(715)	(1,175)	—	327,486	58.4%
Services	173,651	58.5%	—	(3,103)	(248)	(6,972)	—	163,328	54.7%
	528,766	61.8%	—	(28,842)	(963)	(8,147)	—	490,814	57.1%
Gross margin:
System solutions	203,153	36.4%	193	25,739	715	3,675	—	233,475	41.6%
Services	123,115	41.5%	2,203	2,575	248	6,972	—	135,113	45.3%
	326,268	38.2%	2,396	28,314	963	10,647	—	368,588	42.9%
Operating expenses:
Research and development	81,383	9.5%	—	(2,040)	(3,007)	(17)	—	76,319	8.9%
Sales and marketing	92,244	10.8%	—	(521)	(7,862)	(610)	—	83,251	9.7%
General and administrative	83,657	9.8%	—	(4,766)	(10,556)	(4,252)	—	64,083	7.5%
Litigation loss contingency expense	69,000	8.1%	—	—	—	(69,000)	—	—	—
Amortization of purchased intangible assets	47,818	5.6%	—	(47,818)	—	—	—	—	—
Total operating expenses	374,102	43.8%	—	(55,145)	(21,425)	(73,879)	—	223,653	26.0%
Operating income (loss)	(47,834)	(5.6)%	2,396	83,459	22,388	84,526	—	144,935	16.9%
Interest expense	(24,569)	nm	—	485	—	—	—	(24,084)	nm
Interest income	1,818	nm	—	133	—	—	—	1,951	nm
Other income (expense), net	6,246	nm	—	(5,762)	—	(2,436)	—	(1,952)	nm
Income (loss) before income taxes	(64,339)	(7.5)%	2,396	78,315	22,388	82,090	—	120,850	14.1%
Provision for (benefit from) income taxes	(19,020)	nm	—	—	—	—	35,791	16,771	nm
Consolidated net income (loss)	(45,319)	(5.3)%	2,396	78,315	22,388	82,090	(35,791)	104,079	12.1%
Net income (loss) attributable to noncontrolling interests	(1,219)	nm	—	165	—	—	—	(1,054)	nm
Net income (loss) attributable to VeriFone Systems, Inc. stockholders	$(46,538)	(5.4)%	$2,396	$78,480	$22,388	$82,090	$(35,791)	$103,025	12.0%

Net income (loss) per share attributable to VeriFone Systems, Inc. stockholders:
Basic	$(0.43)							$0.95
Diluted	$(0.43)							$0.93

Weighted average number of shares used in computing net income (loss) per share:						Non-GAAP adjustment for dilutive shares (H)
Basic	108,122							108,122
Diluted	108,122						2,421	110,543
(1) "nm" means not meaningful or relevant.
(2) System solutions and Services cost of net revenues and gross margin as a percentage of net revenues are computed as a percentage of the corresponding System solutions and Services net revenues.

VERIFONE SYSTEMS, INC. AND SUBSIDIARIES
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
(UNAUDITED, IN THOUSANDS, EXCEPT PER SHARE DATA AND PERCENTAGES)
	Six Months Ended April 30, 2012
	GAAP	% of net revenues	Amortization of step-down in deferred revenue at acquisition	Acquisition, divestiture & restructure related	Stock based compensation	Other charges and income	Income tax effect	Non-GAAP	% of Non-GAAP net revenues
NOTE:		(1) (2)	(A)	(D)	(E)	(F)	(G)		(1) (2)
Net revenues:
System solutions	$653,084	73.3%	$5,338	$—	$—	$—	$—	$658,422	72.8%
Services	238,458	26.7%	7,684	—	—	—	—	246,142	27.2%
	891,542	100.0%	13,022	—	—	—	—	904,564	100.0%
Cost of net revenues:
System solutions	401,025	61.4%	—	(29,688)	(831)	—	—	370,506	56.3%
Services	141,720	59.4%	—	(4,103)	(111)	—	—	137,506	55.9%
	542,745	60.9%	—	(33,791)	(942)	—	—	508,012	56.2%
Gross margin:
System solutions	252,059	38.6%	5,338	29,688	831	—	—	287,916	43.7%
Services	96,738	40.6%	7,684	4,103	111	—	—	108,636	44.1%
	348,797	39.1%	13,022	33,791	942	—	—	396,552	43.8%
Operating expenses:
Research and development	72,928	8.2%	—	(2,902)	(2,454)	—	—	67,572	7.5%
Sales and marketing	86,127	9.7%	—	(1,101)	(8,667)	—	—	76,359	8.4%
General and administrative	94,734	10.6%	—	(21,799)	(9,664)	—	—	63,271	7.0%
Litigation loss contingency expense	17,632	2.0%	—	—	—	(17,632)	—	—	—
Amortization of purchased intangible assets	37,372	4.2%	—	(37,372)	—	—	—	—	—
Total operating expenses	308,793	34.6%	—	(63,174)	(20,785)	(17,632)	—	207,202	22.9%
Operating income (loss)	40,004	4.5%	13,022	96,965	21,727	17,632	—	189,350	20.9%
Interest expense	(33,270)	nm	—	905	—	10,321	—	(22,044)	nm
Interest income	2,150	nm	—	719	—	—	—	2,869	nm
Other expense, net	(22,629)	nm	—	19,218	—	146	—	(3,265)	nm
Income (loss) before income taxes	(13,745)	(1.5)%	13,022	117,807	21,727	28,099	—	166,910	18.5%
Provision for (benefit from) income taxes	(14,380)	nm	—	—	—	—	44,752	30,372	nm
Consolidated net income	635	0.1%	13,022	117,807	21,727	28,099	(44,752)	136,538	15.1%
Net income attributable to noncontrolling interests	(282)	nm	—	(774)	—	—	—	(1,056)	nm
Net income attributable to VeriFone Systems, Inc. stockholders	$353	—%	$13,022	$117,033	$21,727	$28,099	$(44,752)	$135,482	15.0%

Net income per share attributable to VeriFone Systems, Inc. stockholders:
Basic	$—							$1.27
Diluted	$—							$1.23
Weighted average number of shares used in computing net income per share:						Non-GAAP adjustment for dilutive shares (H)
Basic	106,359							106,359
Diluted	110,349					(186)		110,163
(1) "nm" means not meaningful or relevant.
(2) System solutions and Services cost of net revenues and gross margin as a percentage of net revenues are computed as a percentage of the corresponding System solutions and Services net revenues.

VERIFONE SYSTEMS, INC. AND SUBSIDIARIES
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
(UNAUDITED, IN THOUSANDS, EXCEPT PER SHARE DATA AND PERCENTAGES)

	GAAP net Revenues	Amortization of step-down in deferred revenue at acquisition	Other adjustments to net revenues	Non-GAAP net revenues	Net revenues from businesses acquired in the past 12 months	Non-GAAP organic net revenues	Constant currency adjustment	Non-GAAP organic net revenues at constant currency
NOTE:		(A)	(D) (F)	(A)	(B)	(B)	(C)	(C)
Three Months Ended April 30, 2013
International
EMEA	$171,868	$851	$—	$172,719	$(89)	$172,630	$2,479	$175,109
LAC	82,814	—	2,500	85,314	—	85,314	3,417	88,731
ASPAC	49,559	95	—	49,654	(471)	49,183	459	49,642
Total International	304,241	946	2,500	307,687	(560)	307,127	6,355	313,482
North America	122,046	15	—	122,061	(189)	121,872	65	121,937
Total	$426,287	$961	$2,500	$429,748	$(749)	$428,999	$6,420	$435,419

Three Months Ended January 31, 2013
International
EMEA	$171,626	$1,258	$—	$172,884
LAC	73,026	—	—	73,026
ASPAC	50,880	137	—	51,017
Total International	295,532	1,395	—	296,927
North America	133,215	40	(528)	132,727
Total	$428,747	$1,435	$(528)	$429,654

Three Months Ended April 30, 2012
International
EMEA	$198,941	$6,132	$—	$205,073	$(20)	$205,053
LAC	96,205	—	—	96,205	—	96,205
ASPAC	47,965	916	—	48,881	(328)	48,553
Total International	343,111	7,048	—	350,159	(348)	349,811
North America	128,907	298	—	129,205	—	129,205
Total	$472,018	$7,346	$—	$479,364	$(348)	$479,016

VERIFONE SYSTEMS, INC. AND SUBSIDIARIES
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
(UNAUDITED, IN THOUSANDS, EXCEPT PER SHARE DATA AND PERCENTAGES)

	GAAP net Revenues	Amortization of step-down in deferred revenue at acquisition	Other adjustments to net revenues	Non-GAAP net revenues	Net revenues from businesses acquired in the past 12 months	Non-GAAP organic net revenues	Constant currency adjustment	Non-GAAP organic net revenues at constant currency
NOTE:		(A)	(D) (F)	(A)	(B)	(B)	(C)	(C)
Six Months Ended April 30, 2013
International
EMEA	$343,494	$2,109	$—	$345,603	$(38,368)	$307,235	$3,338	$310,573
LAC	155,840	—	2,500	158,340	—	158,340	9,330	167,670
ASPAC	100,439	232	—	100,671	(471)	100,200	128	100,328
Total International	599,773	2,341	2,500	604,614	(38,839)	565,775	12,796	578,571
North America	255,261	55	(528)	254,788	(529)	254,259	9	254,268
Total	$855,034	$2,396	$1,972	$859,402	$(39,368)	$820,034	$12,805	$832,839

Six Months Ended April 30, 2012
International
EMEA	$353,848	$10,228	$—	$364,076	$(4,148)	$359,928
LAC	196,494	—	—	196,494	—	196,494
ASPAC	92,663	2,161	—	94,824	(328)	94,496
Total International	643,005	12,389	—	655,394	(4,476)	650,918
North America	248,537	633	—	249,170	—	249,170
Total	$891,542	$13,022	$—	$904,564	$(4,476)	$900,088

FINANCIAL MEASURES

This press release and its attachments include several non-GAAP financial measures, including non-GAAP net revenues; net revenues from businesses acquired in the past 12 months; non-GAAP organic net revenues; non-GAAP organic net revenues at constant currency; non-GAAP cost of net revenues; non-GAAP gross margin; non-GAAP research and development expenses; non-GAAP sales and marketing expenses; non-GAAP general and administrative expenses; non-GAAP operating expenses; non-GAAP operating income (loss); non-GAAP interest expense; non-GAAP interest income; non-GAAP other income (expense), net; non-GAAP income (loss) before income taxes; non-GAAP provision for (benefit from) income taxes; non-GAAP income tax rate; non-GAAP consolidated net income (loss); non-GAAP net income (loss) attributable to noncontrolling interests; non-GAAP net income (loss) attributable to VeriFone Systems, Inc. stockholders; non-GAAP diluted shares; non-GAAP net income (loss) per share attributable to VeriFone Systems, Inc. stockholders; non-GAAP net income (loss) per diluted share, as well as these non-GAAP financial measures as a percentage of non-GAAP net revenues. In order to assist investors, this press release provides consolidated statement of operations information on a non-GAAP basis, reflecting the adjustments made in the non-GAAP measures listed above.

Management uses non-GAAP financial measures only in addition to and in conjunction with results presented in accordance with GAAP. Management believes that these non-GAAP financial measures help it to evaluate VeriFone's performance and operations and to compare VeriFone's current results with those for prior periods as well as with the results of peer companies. VeriFone incurs, due to differences in debt, capital structure and investment history, certain income and expense items, such as stock based compensation, amortization of acquired intangibles and other non-cash expenses, that differ significantly from VeriFone's competitors.  The non-GAAP financial measures reflect VeriFone's reported operating performance without such items.  Management also uses these non-GAAP financial measures in VeriFone's budget and planning process. Management believes that the presentation of these non-GAAP financial measures is useful to investors in comparing VeriFone's operating performance in any period with its performance in other periods and with the performance of other companies that represent alternative investment opportunities. These non-GAAP financial measures contain limitations and should be considered as a supplement to, and not as a substitute for, or superior to, disclosures made in accordance with GAAP.

These non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles and may therefore differ from non-GAAP financial measures used by other companies. In addition, these non-GAAP financial measures do not reflect all amounts and costs, such as acquisition related costs, employee stock-based compensation costs, cash that may be expended for future capital expenditures or contractual commitments, working capital needs, cash used to service interest or principal payments on VeriFone's debt, income taxes and the related cash requirements, and restructuring charges, associated with VeriFone's results of operations as determined in accordance with GAAP.

Furthermore, VeriFone expects to continue to incur income and expense items that are similar to those that are excluded by the non-GAAP adjustments described herein. Management compensates for these limitations by also relying on the comparable GAAP financial measures.

Note A: Non-GAAP net revenues. Non-GAAP net revenues exclude the fair value decrease (step-down) in deferred revenue at acquisition. Although the step-down of deferred revenue fair value at acquisition is reflected in our GAAP financial statements, it results in net revenues immediately post-acquisition that are lower than net revenues that would be recognized in accordance with GAAP on those same services if they were sold under contracts entered into post-acquisition. We adjust the step-down to achieve comparability to net revenues of the acquired entity earned pre-acquisition and to our GAAP net revenues to be earned on contracts sold in future periods. These non-GAAP net revenues amounts are not intended to be a substitute for our GAAP disclosures of net revenues, and should be read together with our GAAP disclosures.

Note B: Non-GAAP organic net revenues. "Non-GAAP organic net revenues" is a non-GAAP financial measure of net revenues excluding "net revenues from businesses acquired in the past 12 months" (as defined below). VeriFone determines non-GAAP organic net revenues by deducting net revenues from businesses acquired in the past 12 months from non-GAAP net revenues. Where Organic non-GAAP net revenues is presented for a period longer than one fiscal quarter, it is computed as the sum of the Organic non-GAAP net revenues for each quarter during that period. This non-GAAP measure is used to evaluate VeriFone net revenues without the impact of net revenues from acquired businesses, as VeriFone analyzes performance both with and without the impact of our recent acquisitions.

Net revenues from businesses acquired in the past 12 months consists of net revenues derived from the sales channels of acquired resellers and distributors, and net revenues from system solutions and services attributable to businesses acquired in the 12 months preceding the respective financial quarter(s). For acquisitions of small businesses that are integrated within a relatively short time after the close of the acquisition, we assume quarterly net revenues attributable to such acquired businesses during the 12 months following acquisition remain at the same level as in the first full quarter after the acquisition closed. During periods prior to our acquisition of former customers, net revenues from businesses acquired in the past 12 months consists of sales by VeriFone to that former customer for that period.

Note C: Non-GAAP organic net revenues at constant currency. VeriFone determines non-GAAP organic net revenues at constant currency by recomputing non-GAAP organic net revenues denominated in currencies other than U.S. Dollars in the current fiscal period using average exchange rates for that particular currency during the corresponding financial period of the prior year. VeriFone uses this non-GAAP measure to evaluate performance on a comparable basis excluding the impact of foreign currency fluctuations. Where Organic non-GAAP net revenues at a constant currency is presented for a period longer than one fiscal quarter, it is computed as the sum of the Organic non-GAAP net revenues at constant currency for each quarter during that period.

Note D: Acquisition, Divestiture and Restructure Related. VeriFone adjusts certain revenues and expenses for items that are the result of acquisitions, divestitures and restructuring programs.

Acquisition related adjustments include the amortization of purchased intangible assets and fixed asset fair value adjustments, incremental costs associated with acquisitions (such as professional fees, legal fees related to litigation assumed as part of acquisitions, and one-time charges related to acquired balances), acquisition integration expenses (such as costs of personnel required to assist with integration transitions), loss on financial instruments entered into to fix the acquisition purchase price in U.S. dollars when it is payable in foreign currencies and fair value increase (step-up) of inventory on acquisition. In addition, we adjust for changes in estimate or final resolution of contingencies that existed at the time of acquisition. Acquisition related expenses also result from events which arise from unforeseen circumstances which often occur outside the ordinary course of business. These adjustments do not include the fair value adjustments relating to certain contracts acquired as part of an acquisition whereby third parties have yet to fulfill their contractual obligations.

In January 2013 we divested of certain assets and business operations related to one of our product offerings. The estimated gain on the divestiture, as well as the net revenues, cost of net revenues and operating expenses for the three months ended January 31, 2013, that are attributable to the divested assets and business operations have been excluded from our non-GAAP financial measures.

Restructure related adjustments include all restructure charges as defined in accordance with US GAAP.

VeriFone analyzes the performance of its operations without regard to these adjustments. In determining whether any acquisition, divestiture or restructure related adjustment is appropriate, VeriFone takes into consideration, among other things, how such adjustments would or would not aid the understanding of the performance of its operations.

Note E: Stock-Based Compensation. Our non-GAAP financial measures eliminate the effect of expense for stock-based compensation because they are non-cash expenses that management believes are not reflective of ongoing operating results. In particular, because of varying available valuation methodologies, subjective assumptions and the variety of award types which affect the calculations of stock-based compensation, we believe that the exclusion of stock-based compensation allows for more accurate comparisons of our operating results to our peer companies. Stock-based compensation is very different from other forms of compensation. A cash salary or bonus has a fixed and unvarying cash cost. In contrast the expense associated with an award of an option or other stock based award is unrelated to the amount of compensation ultimately received by the employee; and the cost to the company is based on valuation methodology and underlying assumptions that may vary over time and does not reflect any cash expenditure by the company. Furthermore, the expense associated with granting an employee an option or other stock based award can be spread over multiple years and may be reversed based on forfeitures which may differ from our original assumptions unlike cash compensation expense which is typically recorded contemporaneously with the time of award or payment.

Note F: Other Charges and Income. VeriFone excludes certain revenue, expenses and other income (expense) that are the result of unique or unplanned events that are noted below. It is difficult to estimate the amount or timing of these items in advance. Although these events are reflected in our GAAP financial statements, we exclude them in our non-GAAP financial measures because we believe these items may limit the comparability of our ongoing operations with prior and future periods. Examples of adjustments for other charges and income are:

•
Estimated penalties due to customers related to the July 2012 fire that occurred in one of our repair and staging facilities in Brazil. These potential customer penalties are associated with deliveries that were delayed after the fire and are reflected as contra-revenue in accordance with GAAP.

•
The $6.8 million charge to costs of net revenues during the three months ended April 30, 2013 related to revenue generating assets of our UK Taxi business for which the net book value of the assets exceeded their fair value since the UK Taxi business has not met expectations.

•	Litigation loss contingency expense.

•	Costs incurred in connection with senior executive management changes, such as separation payments, legal fees and recruiter fees.

•
Certain personnel expenses that will continue to be incurred only for a fixed short period of time in connection with scheduled operational changes as we streamline and centralize some of our global operations, including international distribution and repair facilities.

•	Gains or losses on financial transactions, such as the accelerated amortization of capitalized debt issuance costs due to the early repayment of debt.

•	Non-cash interest expense recorded relating to the adoption of ASC 470-20 Debt with conversion and other options.

•
The foreign currency loss during December 2011 related to the difference between the forward rate on contracts purchased to fix the U.S. dollar equivalent of the purchase price for our Point acquisition, and the actual rate on the date of derivative settlement.

We assess our operating performance with these amounts included and excluded, and by providing this information, we believe that users of our financial statements are better able to understand the financial results of what we consider to be our continuing operations.

Note G: Income taxes Income taxes are adjusted for the tax effect of the adjusting items related to our non-GAAP financial measures and to reflect our estimate of cash taxes on a non-GAAP basis, in order to provide our management and users of the financial statements with better clarity regarding the on-going comparable performance and future liquidity of our business. Our non-GAAP tax rates were 14% for the period August 1, 2012, through April 30, 2013, 18% for the period December 31, 2011, through January 31, 2012, and 20% for the period November 1, 2011, through December 30, 2011.

Note H: Non-GAAP diluted shares. During the three and six months ended April 30, 2013, the diluted non-GAAP weighted average shares include additional shares that are dilutive for non-GAAP purposes, because we have a non-GAAP net income and GAAP basis net loss.

During the three and six months ended April 30, 2012, the diluted non-GAAP weighted average shares exclude shares that are dilutive for GAAP purposes related to our Senior Convertible Notes that matured on June 15, 2012. In connection with our 1.375% Senior Convertible Notes we had entered into certain note hedge transactions. We repaid these Notes in cash upon maturity on June 15, 2012, and the then outstanding note hedge transactions expired unused on June 15, 2012. Non-GAAP diluted shares reflect the offset of shares that would have been deliverable in the periods presented prior to the maturity of the Notes pursuant to note hedge transactions. Under GAAP, shares delivered in hedge transactions are not considered offsetting shares in the fully diluted share calculation until they are actually delivered.

Contacts

VeriFone Systems, Inc.
Investor Relations:
Doug Reed, 408-232-7979
SVP, Treasury & Investor Relations
ir@verifone.com
or
Media Relations:
Andy Payment, 770-754-3541
andy.payment@verifone.com

Source: VeriFone Systems, Inc.